Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST SELLS NON-CORE
HOTELS FOR $6.28 MILLION

Highlights:
²  Sells Ramada Inn Hyannis Regency for $4.75 million
²  Sells Ramada Inn Warner Robins for $1.53 million
²  Completes sale of three non-core properties

DALLAS — (April 25, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it sold the Ramada Inn Hyannis Regency in Hyannis, Massachusetts, to Sleepy Time, LLC, for $4.75 million in cash, and the Ramada Inn Warner Robins to Care Hospitality, for $1.53 million in cash.

Acquired by Ashford in March 2005 as part of a 21-hotel portfolio, the 196-room Ramada Inn Hyannis Regency and the 164 room Ramada Inn Warner Robins had been designated as non-core properties along with six other hotels in this portfolio. Both hotels have a trailing twelve month negative net operating income. Ashford has now completed the sale of three of the non-core hotels and is currently pursuing a disposition strategy for the five remaining non-core hotels. CB Richard Ellis brokered both transactions for Ashford.

Monty J. Bennett, President and Chief Executive Officer of Ashford, commented, “We are pleased with the sale of these assets at prices exceeding our expectations. Both hotels sold were operating with negative cash flow. We expect to announce additional sales in the coming weeks that will allow us to redeploy the sale proceeds to higher return investments.”

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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254      Phone: (972) 490-9600

AHT Sells Non-Core Hotels

April 25, 2005

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Net operating income is the property’s funds from operations minus a capital expense reserve of 4% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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